UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013
SNAP INTERACTIVE, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-52176 (Commission File Number)	20-3191847 (IRS Employer Identification No.)
462 7th Avenue, 4th Floor, New York, NY 10018 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (212) 594-5050
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition.

On May 1, 2013, Snap Interactive, Inc. (the “Company”) issued a press release reporting its financial results for the quarter ended March 31, 2013 and certain other information.  The Company determined that the press release contained errors in the amounts reported on the Consolidated Balance Sheets, the Consolidated Statements of Cash Flows and the reconciliation of Non-GAAP Financial Measures.

Balance Sheet Information. For the Consolidated Balance Sheets, the amount under “Cash and cash equivalents” at March 31, 2013 was $4,164,286 instead of the $4,364,286 that was included in the press release. In addition, the amount under “Restricted cash” on the Consolidated Balance Sheets at March 31, 2013 was $305,211 instead of $105,211 that was included in the press release. While the amounts reported for “Cash and cash equivalents” and “Restricted cash” were reported incorrectly, the amount under “Overall liquidity” of $4,469,497 remains unchanged. The corrected information for the Consolidated Balance Sheets is reported in the table below:

Balance Sheet as of March 31, 2013:

	As Reported	As Revised
Cash and cash equivalents	$4,364,286	$4,164,286
Restricted cash	105,211	305,211
Overall liquidity	4,469,497	4,469,497

Cash Flow Information. For the Consolidated Statements of Cash Flows, the amount under “Changes in operating assets and liabilities—Restricted cash” for the three months ended March 31, 2013 was $(200,211) instead of the $(211) that was included in the press release.  In addition, the amount under “Net cash used in operating activities” on the Consolidated Statements of Cash Flows for the three months ended March 31, 2013 was $(1,171,845) instead of the $(971,845) that was included in the press release.  The corrected information is reported in the table below:

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013:

	As Reported	As Revised
Changes in operating assets and liabilities:
Restricted cash	$(211)	$(200,211)
Net cash used in operating activities	(971,845)	(1,171,845)

Reconciliation of Non-GAAP Financial Measures.  For the Reconciliation of Cash and Cash Equivalents to Overall Liquidity, the amount under “Cash and cash equivalents” at March 31, 2013 was $4,164,286 instead of the $4,364,286 that was included in the press release. In addition, the amount under “Restricted cash” on the Consolidated Balance Sheets at March 31, 2013 was $305,211 instead of $105,211 that was included in the press release. The corrected information is reported in the table below:

	As Reported	As Revised
Cash and cash equivalents	$4,364,286	$4,164,286
Restricted cash	105,211	305,211
Investments	-	-
Overall liquidity	$4,469,497	$4,469,497

The Company has provided overall liquidity in this report as a non-GAAP financial measure to supplement the consolidated financial statements which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Management uses this non-GAAP financial measure internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to certain key financial metrics that are used in making operating decisions and because the Company’s investors use such information to help assess the health of its business.

Some limitations of overall liquidity as a financial measure include that:

•
Other companies, including companies in the same industry, may calculate overall liquidity differently or choose not to calculate overall liquidity at all, which reduces its usefulness as a comparative measure; and

•	Overall liquidity does not reflect the Company’s ability to convert restricted cash and investments into cash and cash equivalents.

Because of these limitations, you should consider overall liquidity along with other financial performance measures, including cash and cash equivalents, restricted cash, investments, net cash used in operating activities and the Company’s financial results presented in accordance with GAAP.

The information in this report is being furnished pursuant to Item 2.02 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP INTERACTIVE, INC.

Date: May 3, 2013                                                                                By:            /s/ Clifford Lerner
Name:      Clifford Lerner
Title:        President, Chief Executive Officer